UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 29, 2022

Fortress Transportation and Infrastructure Investors LLC

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-37386	32-0434238
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1345 Avenue of the Americas, 45th Floor, New York, New York 10105
(Address of Principal Executive Offices) (Zip Code)

(212) 798-6100
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s):	Name of each exchange on which registered:
Class A Common shares, $0.01 par value per share	FTAI	The Nasdaq Global Select Market
8.25% Fixed-to-Floating Rate Series A Cumulative Perpetual Redeemable Preferred Shares	FTAIP	The Nasdaq Global Select Market
8.00% Fixed-to-Floating Rate Series B Cumulative Perpetual Redeemable Preferred Shares	FTAIO	The Nasdaq Global Select Market
8.25% Fixed-Rate Reset Series C Cumulative Perpetual Redeemable Preferred Shares	FTAIN	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01          Other Events.

On June 29, 2022, FTAI Infrastructure LLC, a Delaware limited liability company (“FTAI Infrastructure”) and a subsidiary of Fortress Transportation and Infrastructure Investors LLC (the “Company”), announced the pricing of its private offering of $450.0 million aggregate principal amount of 10.500% senior secured notes due 2027 (the “Notes”). The Notes will be issued at an issue price equal to 94.585% of principal, plus accrued interest from and including July 7, 2022. The offering is being made in connection with the proposed distribution by the Company of all of the outstanding shares of common stock of FTAI Infrastructure Inc. (the “spin-off”). Prior to the consummation of the spin-off, FTAI Infrastructure will convert to a Delaware corporation and will change its name to FTAI Infrastructure Inc. The Notes will initially be issued through a subsidiary of FTAI Infrastructure, FTAI Infra Escrow Holdings, LLC, a Delaware limited liability company (the “Escrow Issuer”). Upon consummation of the spin-off, the Escrow Issuer will be merged with and into FTAI Infrastructure Inc. and FTAI Infrastructure Inc. will become the issuer of the Notes. Following the spin-off, FTAI Infrastructure Inc. will hold, directly or indirectly, all of the Company’s infrastructure business. FTAI Infrastructure Inc. intends to distribute the net proceeds from the offering to the Company in connection with the spin-off. The Company intends to use a portion of such net proceeds from the offering to repay certain of its outstanding indebtedness. The closing of the offering is subject to certain limited conditions.

The Notes were offered in the United States to persons reasonably believed to be qualified institutional buyers under Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to persons outside of the United States under Regulation S under the Securities Act.  The Notes will not be registered under the Securities Act or any state securities laws, and, unless so registered, may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

The information in this Form 8-K filed pursuant to Item 8.01 does not constitute an offer to sell or a solicitation of an offer to buy the securities described herein, nor shall there be any sale of these securities in any state or other jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Cautionary Language Regarding Forward-Looking Statements

This communication contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including but not limited to statements regarding the consummation of the offering and FTAI Infrastructure Inc.’s anticipated use of the net proceeds from the offering and statements regarding the proposed spin-off.  Forward-looking statements are not statements of historical fact but instead are based on our present beliefs and assumptions and on information currently available to the Company.  You can identify these forward-looking statements by the use of forward-looking words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “could,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates,” “target,” “projects,” “contemplates” or the negative version of those words or other comparable words.  Any forward-looking statements contained in this communication are based upon our historical performance and on our current plans, estimates and expectations in light of information currently available to us.  The inclusion of this forward-looking information should not be regarded as a representation by us that the future plans, estimates or expectations contemplated by us will be achieved.  Such forward-looking statements are subject to various risks and uncertainties and assumptions relating to our operations, financial results, financial condition, business, prospects, growth strategy and liquidity.  Accordingly, there are or will be important factors that could cause our actual results to differ materially from those indicated in these statements, including, but not limited to, the risk factors set forth in (i) Item 1A. “Risk Factors” of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021 and the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2022, as updated by annual, quarterly and other reports the Company files, and (ii) “Risk Factors” of FTAI Infrastructure’s registration statement on Form 10, filed with the Securities and Exchange Commission on April 29, 2022, as amended on May 24, 2022.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORTRESS TRANSPORTATION AND INFRASTRUCTURE INVESTORS LLC

By:	/s/ Joseph P. Adams, Jr.
Name:	Joseph P. Adams, Jr.
Title:	Chief Executive Officer

Date:          June 30, 2022